UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2010

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID   83642

(Address of principal executive offices)  (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

MWI Veterinary Supply Co. (“MWI”) and Intervet Inc., d/b/a as Intervet/Schering Plough Animal Health (“Intervet/Schering Plough”) entered into a Distributor Agreement (“Agreement”) effective December 1, 2009, which was executed on April 29, 2010.  Under the Agreement, Intervet/Schering Plough appoints MWI as a non-exclusive distributor for Intervet/Schering Plough’s animal health products for the animal health market in the United States.  Intervet/Schering Plough agrees to make reasonable efforts to supply its products to MWI in sufficient quantities and to provide information and assistance to help MWI maximize sales of Intervet/Schering Plough’s products.  In return, MWI shall use its best efforts to actively promote, sell and distribute Intervet/Schering Plough’s products to the animal health market, maintain an adequate inventory, maintain proper storage facilities and work to promote Intervet/Schering Plough’s products.  MWI is entitled to receive rebates and/or incentives if certain goals are achieved.  The agreement expires on November 30, 2010 and may be terminated by Intervet/Schering Plough without cause upon 30 days prior written notice.  The agreement shall be automatically renewed for further periods of 12 months each, unless either party notifies the other party of its desire not to renew the agreement with 30 days written notice to the original expiration date or the expiration date of any renewal period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: May 3, 2010	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer